EXHIBIT 10.26
                                                                 Lease Agreement

Party A: Richard Zhang

Party B: Shenzhen Minghua Environmental Protection Vehicle Co. Ltd.,

Both Parties entered into this agreement based on friendly consultation.

1. Party A lease his own two flats, which were located in 30-A, 30-B, 13 building, second term, Bi Hai Yun Tian, East Qiao Cheng Road, Shenzhen, to Party B.

2. The period is one year, from June 2004 to June 2005 . Party B could relet if both parties have no demurral.

3. The rent is 5000 yuan per flat per month, totaled 10,000 yuan.

4. Water fees, electricity fees, communication fees, CATV fees are the responsibility of Party B.

5. The relevant taxes under this agreement are the responsibility of Party B.

6. If party B has the situation below, party A have right to take back the flat:

      A. Party B subleases, attorn, lend, to the third party without Party A's permission.

      B. Party B conducts illegal activities on the premises.

7. Party B should guarantee not to destroy the equipment of the room.

8. This contract has been executed in duplicate with each party retaining one copy.


/s/ Richard Zhang            /s/ Shenzhen Minghua Environmental Protection
                                 Vehicle Co. Ltd.
Party A                      Party B

May 20, 2004